UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): July 27, 2021

CIM Real Estate Finance Trust, Inc.
(Exact Name of Registrant as Specified in Its Charter)
Commission file number 000-54939

Maryland		27-3148022
(State or other jurisdiction of incorporation or organization)		(I.R.S. Employer Identification Number)
2398 East Camelback Road, 4th Floor
Phoenix,	Arizona	85016
(Address of principal executive offices)		(Zip Code)
	(602)	778-8700
(Registrant’s telephone number, including area code)
None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of each exchange on which registered
None	None	None
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 1.01	Entry into a Material Definitive Agreement

First Amendment to Master Repurchase Agreement

On July 27, 2021, CMFT RE Lender RF Sub BB, LLC (“Lender Sub”), an indirect wholly-owned subsidiary of CIM Real Estate Finance Trust, Inc. (the “Company”), entered into the First Amendment to the Master Repurchase Agreement with Barclays Bank PLC (“Barclays”) (the “Amended Barclays Repurchase Agreement”). The Amended Barclays Repurchase Agreement modifies the Company’s Master Repurchase Agreement with Barclays, as described in the Company’s Current Report on Form 8-K filed with the Securities Exchange Commission on September 24, 2020 (the “Barclays Repurchase Agreement”) to extend the maturity date to September 21, 2024. Pursuant to the Amended Barclays Repurchase Agreement, Lender Sub paid all Barclays’ costs and expenses incurred in connection with the consummation of the amendment, as well as an extension fee of $500,000 paid to Barclays.
The Amended Barclays Repurchase Agreement contains representations, warranties, covenants, conditions precedent to funding, events of default and indemnities that are customary for agreements of these types. The foregoing summary of Amended Barclays Repurchase Agreement does not purport to be a complete description and is qualified in its entirety by the full text of the Amended Barclays Repurchase Agreement, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
10.1	First Amendment to Master Repurchase Agreement, dated July 27, 2021, by and between CMFT RE Lending RF Sub BB, LLC and Barclays Bank PLC.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 2, 2021	CIM REAL ESTATE FINANCE TRUST, INC.
	By:	/s/ Nathan D. DeBacker
	Name:	Nathan D. DeBacker
	Title:	Chief Financial Officer and Treasurer
(Principal Financial Officer)